Exhibit 99.1

News Release

For more information, contact:
Chris Kircher	MEDIA
Vice President, Corporate Communications
ConAgra Foods Inc.
tel: 402-595-5392

Chris Klinefelter	ANALYSTS
Vice President, Investor Relations
ConAgra Foods Inc.
tel: 402-595-4154
www.conagrafoods.com

CONAGRA FOODS PRESENTS BUSINESS UPDATE AT PRUDENTIAL CONFERENCE AND VIA WEBCAST

OMAHA, Neb., Sept. 7, 2006.  Today ConAgra Foods, Inc.  (NYSE: CAG) will present a business update to the Prudential Back-To-School Consumer Conference in Boston, MA.  In his remarks, ConAgra Foods President and Chief Executive Officer Gary Rodkin will discuss progress with the ongoing cultural, portfolio, and cost savings initiatives which were originally outlined for investors at the ConAgra Foods Analyst and Investor Event on March 16, 2006 in New York City.  Today’s event is being webcast and, with the March 16 event, will be archived on the company’s web site under the section for investors.

In his remarks, Rodkin will indicate that he is pleased with progress thus far in fiscal 2007 largely because of the favorable impact of more efficient operations.

•                  Because the company has not yet closed its books for the first quarter, the company will not provide specific earnings information about the first quarter of fiscal 2007; it will discuss the first quarter performance in its regularly scheduled earnings release and conference call on September 21.

•                  Mr. Rodkin will confirm previously communicated objectives for sales to ramp to 2-3% annual growth in the 2008-2009 time frame, and for EPS to show 7%-9% annual growth during the 2008-2009 timeframe as well.  EPS growth rate expectations relate to continuing operations and exclude items impacting comparability and the impact of deployment of divestiture proceeds.

Webcast

A webcast of the ConAgra Foods’ presentation at the Prudential Securities Back-to-School Consumer Conference is available and can be accessed live on the Internet at www.conagrafoods.com/investors at 9:45 a.m. EDT.

In addition, an archived webcast of the ConAgra Foods presentation at the Prudential Securities Back-to-School Consumer Conference will be available and accessible on the Internet at www.conagrafoods.com/investors following the event.

ConAgra Foods, Inc. (NYSE:CAG) is a leading packaged food company, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Reddi-wip, and many others.

Note on Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances.  The company undertakes no responsibility to update these statements.  Readers of this release should understand that these statements are not guarantees of performance or results.  Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements.  These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies and the company’s ability to execute its operating plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission.  The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.